UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2017, National Rural Utilities Cooperative Finance Corporation (“CFC”) amended its three-year and five-year revolving credit agreements to (i) extend the maturity dates to November 20, 2020 and November 20, 2022, respectively, (ii) terminate $40 million of commitments under the three-year agreement and $40 million of commitments under the five-year agreement, (iii) reduce the Euro-dollar margins and Base Rate margins set forth in the pricing matrix under the three-year agreement, and (iv) include an option for CFC to extend the commitments for each agreement by one year after the respective commitment termination dates. CFC may request two extensions pursuant to this option.

As of the closing date, the total commitment amounts under the three-year facility and the five-year facility were $1,492.5 million and $1,592.5 million, respectively, with the total commitment amount under the two facilities being $3,085 million, of which $3,084 million is available due to letter of credit issuances.

The foregoing summary is qualified in its entirety by reference to the full text of the amendments to the revolving credit agreements, which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  November 22, 2017